Exhibit 99.1

QuinStreet Announces Preliminary First Quarter Fiscal 2021 Financial Results and Earnings Conference Call Date

FOSTER CITY, CA – October 19, 2020 – QuinStreet, Inc. (Nasdaq: QNST), a leader in providing performance marketplace technologies and services to the FinTech, financial services and home services industries, today announced preliminary financial results for the first quarter of fiscal 2021.

The Company expects to report total revenue of over $138 million, compared to the previous outlook of $125 - $130 million.

GAAP net income is expected to be 10% or more of revenue, inclusive of the proceeds from the divestiture of the Education client vertical.

Adjusted EBITDA margin is expected to be approximately 9% of revenue, compared to the previous outlook of mid-single digits.

The Company expects to close the quarter with over $100 million in cash and equivalents.

“Fiscal Q1 was a good quarter for the Company as we continued to deliver strong results in the Insurance and Home Services client verticals, our two largest businesses,” commented Doug Valenti, QuinStreet CEO. “Auto Insurance revenue growth continued to accelerate, growing over 55% year-over-year, due to unprecedented and broadening demand from clients and to good progress with growth initiatives. Home Services momentum was driven by the successful execution of growth initiatives and ahead-of-schedule integration and synergies with the Modernize acquisition. Looking ahead to our fiscal Q2, we expect continued strong momentum and revenue growth in the Insurance and Home Services client verticals.”

Further details and final results will be released in the Company’s scheduled quarterly earnings conference call, on October 28th. Outlook for fiscal Q2 will also be covered on that call. Dial-in details are below.

Conference Call, Wednesday, October 28, 2020 at 2:00 PM PT:

Dial in:	+1 800-353-6461 (domestic) +1 334-323-0501 (international) Passcode: 7998563
Replay Instructions:	+1 888-203-1112 (domestic) +1 719-457-0820 (international) Passcode: 7998563
Webcast URL:	http://investor.quinstreet.com/

Preliminary Financial Information

The information contained in this press release reflects our preliminary expectations of results for the first fiscal quarter ended September 30, 2020, based on currently available information. We have provided our preliminary estimates, rather than specific amounts, for the financial results included herein, primarily because our financial closing procedures for the first fiscal quarter ended September 30, 2020 have not been completed and, as a result, we expect that our final results upon completion of our closing procedures for such period may vary from the preliminary estimates included herein. For instance, we have not completed our review of certain account reconciliations or expense accruals, or prepared notes to our financial statements. These reconciliations and reviews include financial statement accounts such as provision for income taxes, as well as expense accruals, which we are currently estimating. Our unaudited consolidated condensed financial statements for the first fiscal quarter ended September 30, 2020 will be included in our quarterly report filed with the United States Securities and Exchange Commission (the “SEC”) following the date of this news release.

Non-GAAP Financial Measure

This release includes a discussion of adjusted EBITDA, which is a non-GAAP financial measure that is provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income less provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition and divestiture costs, gain on divestitures of businesses, and restructuring costs. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definition as reported by other companies.

We believe adjusted EBITDA is relevant and useful information because it provides us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as acquisition and divestiture costs, gain or loss on divestitures of businesses, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

We intend to provide this non-GAAP financial measure as part of our future earnings discussions and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. The following table presents a reconciliation of our preliminary estimates of adjusted EBITDA to preliminary estimates of net income, the most comparable GAAP measure.

Three Months Ended
September 30, 2020
Preliminary Estimates:	($ in thousands)
Preliminary net income	$13,818
Interest and other expense, net	316
Provision for income taxes	4,705
Depreciation and amortization	4,133
Stock-based compensation	4,780
Acquisition and divestiture costs	276
Gain on divestitures of businesses	(16,689)
Restructuring costs	391
Preliminary adjusted EBITDA	$11,730
Preliminary net revenue	$138,000

Preliminary net income as a percentage of net revenue	10%
Preliminary adjusted EBITDA as a percentage of net revenue	9%

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact from risks and uncertainties relating to the COVID-19 pandemic; the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the impact from risks relating to counterparties on the Company's business; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's exposure to data privacy and security risks; and the Company’s ability to protect our intellectual property rights. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the SEC. Additional information will also be set forth in the Company's earnings press release for the quarter ended September 30, 2020, which will be filed in a Current Report on Form 8-K, which will be filed with the SEC, and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2020, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in providing performance marketplace technologies and services to the FinTech, financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Investor Contacts:

Erica Abrams, Hayden Blair

eabrams@quinstreet.com

hblair@quinstreet.com